Exhibit 99



FOR IMMEDIATE RELEASE  - July 16, 1999


CONTACT:  Clifford R. Borland
          Chairman and Chief Executive Officer
          NS GROUP, INC.
          (606) 292-6809


NS GROUP APPOINTS  RENE  ROBICHAUD TO THE  BOARD  OF  DIRECTORS
Newport, Kentucky - NS Group, Inc. announced today that the Board of Directors named Rene J. Robichaud as a director of the Company. His appointment increases the Board of Directors to seven members. Mr. Robichaud, age 41, recently joined the Company as President and Chief Operating Officer of NS Group, Inc.

NS Group, Inc. is a leading producer of specialty steel products serving the energy industry. The Company manufactures seamless and welded tubular steel products which are used in the drilling and exploration as well as the transmission of oil, natural gas and other fluids. The Company's products are marketed primarily in the southwestern United States and certain foreign markets. NS Group is traded on the NYSE under the symbol: NSS.
The Company is headquartered in Newport, Kentucky.